Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB2/A, amendment 2, of our report dated June 8, 2006 with respect to the audit of the financial statements of Tetragenex Pharmaceuticals, Inc. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.



/s/ Demetrius & Company, L.L.C.


Wayne, New Jersey
October 11, 2006